FOR MORE INFORMATION                                      FOR IMMEDIATE RELEASE
Jeff Battcher (404-713-0274)                              January 22, 2001
Pattie Kushner (404-249-2365)

                   BellSouth 2000 EPS Highlights Growth Areas

*  Normalized EPS increases 10% for year
*  Data, wireless and international continue to boost revenues
*  DSL customers increase over 60% in three months, exceeding target
*  Domestic wireless revenues grow 33%
*  Consolidated international revenues rise 26%

ATLANTA - With solid performance continuing in its growth areas of data, wireless and international, BellSouth Corporation (NYSE: BLS) reported earnings per share (EPS) of 59 cents in the fourth quarter of 2000, compared to reported EPS of 55 cents in the fourth quarter of 1999. For the year, reported EPS was $2.23 in 2000 compared to $1.80 in 1999.

Normalized for special items, EPS in the fourth quarter of 2000 was 57 cents compared to normalized EPS of 53 cents in the same quarter a year ago. For the year, normalized EPS was $2.20 in 2000, a 10 percent increase compared to $2.00 in 1999. (See "Special Items" below.) In addition to the special items, normalized EPS in the fourth quarter of 2000 reflected a three-cent reduction related to recently acquired wireless properties in Colombia. The full year reflected a five-cent reduction from Colombia.

Revenues were $7.4 billion in the fourth quarter of 2000, adjusted to include BellSouth's 40 percent share of Cingular Wireless. This was a gain of 9.8 percent compared to the same three months of the previous year. Strong growth in data represented nearly one-third of revenue growth. For the year, revenues were $27.6 billion, including Cingular, up 9.3 percent compared to 1999. (Beginning in the fourth quarter of 2000, BellSouth's consolidated income statement no longer reflects revenues from domestic wireless. Net earnings from BellSouth's 40 percent share of Cingular are included in Other Income.)

"Our focus on data and wireless strategies continues to result in consistent growth," said Duane Ackerman, Chairman and CEO of BellSouth. "While we continue to grow, we have not lost sight of what this business is really all about. It's about service. It's about succeeding one customer at a time. And it's about execution."

In data services, BellSouth is rapidly accelerating broadband deployment and finished 2000 with more than 215,000 customers for DSL high-speed Internet access, exceeding its target of 200,000. In the fourth quarter alone, the company added more than 81,000 DSL customers - an increase of 60.4 percent in three months. Total data revenues of $965 million in the fourth quarter increased 27 percent compared to the same quarter of 1999.

Domestic wireless revenues were $1.2 billion in the fourth quarter of 2000, adjusted to include BellSouth's 40 percent share of Cingular Wireless. This was a gain of 33.2 percent compared to BellSouth's domestic wireless revenues in the fourth quarter of 1999. Cingular, the nation's second largest wireless provider, ended the year with 19.7 million total customers, a growth rate of 20.3 percent.

In international, BellSouth added 561,000 wireless customers in the fourth quarter, bringing customers to more than 9.3 million on a proportionate basis, an annual growth rate of 58.9 percent. Consolidated international revenues climbed 25.9 percent, to $740 million in the fourth quarter of 2000 from $588 million in the same quarter of the previous year. BellSouth's mid-2000 acquisition in Colombia and the fourth quarter launch of wireless service in Guatemala boosted customer growth. Guatemala is the 11th market served by the company in Central and South America.

Special Items

In the fourth quarter of 2000, the difference between reported EPS of 59 cents and normalized EPS of 57 cents is the result of four special items:

    Los Angeles cellular               15 cents Gain
    Pension settlements                12 cents Gain

    Restructuring                      18 cents Charge
    Contract termination                7 cents Charge

     Los Angeles cellular - In connection with establishing Cingular Wireless's nationwide footprint, BellSouth exercised its option to redeem the 55.6% partnership interest of AT&T in AB Cellular Holding, LLC by distributing to AT&T the Los Angeles area cellular business. BellSouth then contributed to Cingular the remaining assets of AB Cellular - 100% of the Houston area cellular market; 87.35% of the Galveston, Texas, area market; and more than $1 billion cash.

     Pension settlements - As required by accounting rules, BellSouth recognized income as a result of the number of employees in 2000 who elected a lump sum payment to settle their pension benefits.

     Restructuring  - These  charges  relate  primarily  to the  previously
     announced   restructuring  of  BellSouth's   consumer  wireless  video
     entertainment business.

     Contract termination - BellSouth has settled previously disclosed litigation with a distributor of customer telephone equipment. BellSouth paid $200 million to the distributor for the termination of their existing agreement, and has entered into a new agreement with the distributor.

2001 Guidance

BellSouth reaffirmed its previous guidance for certain key financial and business metrics in 2001 as follows:

 Earnings per share                            7-9% growth
 Total operating revenue-including Cingular    9-11% growth
 Data Revenue                                  30% growth (approx.)
 Capital expenditures                          $5.5-6.0 billion
 DSL high-speed Internet customers             600,000 at 12/31/01


About BellSouth Corporation

BellSouth   Corporation  is  a  Fortune  100  communications   services  company
headquartered in Atlanta, GA, serving more than 44 million customers in the United States and 16 other countries.

Consistently recognized for customer satisfaction, BellSouth provides a full array of broadband data and e-commerce solutions to business customers, including Web hosting and other Internet services. In the residential market, BellSouth offers DSL high-speed Internet access, advanced voice features and other services. BellSouth also provides online and directory advertising services, including BellSouth(R) Real PagesSM.com.

BellSouth owns 40 percent of Cingular Wireless, the nation's second largest wireless company, which provides innovative wireless data and voice services.

Further information about BellSouth's fourth quarter earnings release can be accessed at the company's Investor Relations Web site at www.bellsouth.com/investor. The press release, earnings commentary summarizing highlights of the quarter and financial statements will be available on the BellSouth Web site starting today at 8 a.m. Eastern Time. In addition, the audio of the earnings commentary can be accessed by calling the BellSouth Investor Newsline at 404-523-0214, beginning today shortly after 8 a.m. Eastern Time and continuing through Friday, January 26.

In addition to historical information, this document contains forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; and (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

BellSouth Corporation
GAAP Basis Consolidated Statements of Income (unaudited)
(amounts in millions, except per share data)

Note to Readers: Our fourth quarter results were significantly impacted by several events, including the formation of Cingular Wireless, adoption of new revenue recognition policies and other one-time items. To assist in your understanding of our results, we refer you to our normalized information, including the notes which discuss the impacts of these events.

                                Quarter Ended
                              12/31/00  12/31/99   % Change

Operating Revenues
   Wireline communications
    Local service               $2,811    $2,774      1.3%
    Network access               1,220     1,183      3.1%
    Long distance                  124       147    (15.6%)
    Other wireline                 403       353     14.2%
       Total wireline
         communications          4,558     4,457      2.3%
   Domestic wireless                 -       836   (100.0%)
   International operations        740       588     25.9%
   Advertising and publishing      756       720      5.0%
   Other                           106        80     32.5%
      Total Operating Revenues   6,160     6,681     (7.8%)

Operating Expenses
  Operational and
   support expenses              3,079     3,643    (15.5%)
  Depreciation and amortization  1,176     1,196     (1.7%)
  Provision for restructuring
   and asset impairments           528        -        N/M
  Severance accrual                 -         -        N/M
    Total Operating Expenses     4,783     4,839     (1.2%)
Operating Income                 1,377     1,842    (25.2%)
Interest Expense                   346       293     18.1%
Other Income (Expense), net        729        73       N/M
Income Before Income Taxes       1,760     1,622      8.5%
Provision for Income Taxes         641       569     12.7%
                  Net Income    $1,119    $1,053      6.3%

Diluted:
 Weighted Average Common
  Shares Outstanding             1,884     1,901     (0.9%)
 Earnings Per Share              $0.59     $0.55      7.3%


Selected Financial and Operating Data

                                   Quarter Ended
                                12/31/00  12/31/99  % Change

EBITDA                          $3,081      $3,038      1.4%
EBITDA margin                    50.0%       45.5%   +450bps
Return on average
 equity (annualized)             26.6%       30.1%   -350bps
Return on average total
 capital (annualized)            17.4%       17.2%   +20bps
Digital and data revenues         $965        $760     27.0%
Dividends per share              $0.19       $0.19      0.0%
Capital expenditures            $2,055      $1,744     17.8%

                                      Year Ended
                               12/31/00  12/31/99  % Change

Operating Revenues
   Wireline communications
    Local service                $11,262 $10,887      3.4%
    Network access                 4,885   4,761      2.6%
    Long distance                    523     608    (14.0%)
    Other wireline                 1,393   1,198     16.3%
       Total wireline
         communications           18,063  17,454      3.5%
   Domestic wireless               2,714   3,191    (14.9%)
   International operations        2,771   2,289     21.1%
   Advertising and publishing      2,178   2,010      8.4%
   Other                             425     280     51.8%
      Total Operating Revenues    26,151  25,224      3.7%

Operating Expenses
  Operational and
   support expenses               13,726  13,796     (0.5%)
  Depreciation and amortization    4,935   4,671      5.7%
  Provision for restructuring
   and asset impairments             528     320      N/M
  Severance accrual                   78      -       N/M
    Total Operating Expenses      19,267  18,787      2.6%
Operating Income                   6,884   6,437      6.9%
Interest Expense                   1,328   1,030     28.9%
Other Income (Expense), net        1,042      81      N/M
Income Before Income Taxes         6,598   5,488     20.2%
Provision for Income Taxes         2,378   2,040     16.6%
                  Net Income      $4,220  $3,448     22.4%

Diluted:
 Weighted Average Common
  Shares Outstanding               1,891   1,916  (1.3%)
 Earnings Per Share                $2.23   $1.80   23.9%


Selected Financial and Operating Data

                                        Year Ended
                                12/31/00        12/31/99        % Change

EBITDA                           $12,425         $11,428           8.7%
EBITDA margin                      47.5%           45.3%        +220bps
Return on average
 equity (annualized)               26.0%           24.0%        +200bps
Return on average total
 capital (annualized)              16.3%           14.7%        +160bps
Digital and data revenues         $3,540         $2,764           28.1%
Dividends per share                 $0.76         $0.76            0.0%
Capital expenditures              $6,995          $6,200          12.8%




                                       As of
                                12/31/00   12/31/99 % Change

Common shares outstanding         1,872      1,883      (0.6%)
Book value per share              $9.03      $7.87      14.7%
Debt ratio                        54.2%      53.1%    +110bps
Total employees                 103,918     96,162       8.1%

BellSouth Corporation
Normalized Financial and Operating Data (unaudited)
(amounts in millions, except per share data)

Consolidated Normalized Statements of Income (unaudited) (i)(j)(k)

                                          Quarter Ended
                                      12/31/00 12/31/99  % Change

Operating Revenues
  Wireline communications
    Local service                      $ 2,811   $ 2,736      2.7%
    Network access                       1,220     1,166      4.6%
    Long distance                          124       147    (15.6%)
    Other wireline                         385       344     11.9%
       Total wireline
        communications                   4,540     4,393      3.3%
  Domestic wireless                      1,224       919     33.2%
  International operations                 740       588     25.9%
  Advertising and publishing               756       720      5.0%
  Other                                     98        80     22.5%
    Total Operating Revenues             7,358     6,700      9.8%

Operating Expenses
  Operational and support expenses       4,115     3,662     12.4%
  Depreciation and amortization          1,345     1,196     12.5%
    Total Operating Expenses             5,460     4,858     12.4%
Operating Income                         1,898     1,842      3.0%
Interest Expense                           409       293     39.6%
Other Income (Expense), net                161        26       N/M
Income Before Income Taxes               1,650     1,575      4.8%
Provision for Income Taxes                 576       569      1.2%
   Normalized Net Income               $ 1,074   $ 1,006      6.8%

Diluted Earnings Per Share             $  0.57   $  0.53      7.5%

                                            Year Ended
                                      12/31/00  12/31/99   % Change

Operating Revenues
  Wireline communications
    Local service                      $11,262   $10,740      4.9%
    Network access                       4,885     4,695      4.0%
    Long distance                          523       608    (14.0%)
    Other wireline                       1,375     1,163     18.2%
       Total wireline
        communications                  18,045    17,206      4.9%
  Domestic wireless                      4,205     3,473     21.1%
  International operations               2,771     2,289     21.1%
  Advertising and publishing             2,178     2,010      8.4%
  Other                                    417       280     48.9%
    Total Operating Revenues            27,616    25,258      9.3%

Operating Expenses
  Operational and support expenses      15,029    13,830      8.7%
  Depreciation and amortization          5,104     4,671      9.3%
    Total Operating Expenses            20,133    18,501      8.8%
Operating Income                         7,483     6,757     10.7%
Interest Expense                         1,391     1,030     35.0%
Other Income (Expense), net                406       368   N/M
Income Before Income Taxes               6,498     6,095      6.6%
Provision for Income Taxes               2,343     2,270      3.2%
   Normalized Net Income               $ 4,155   $ 3,825      8.6%

Diluted Earnings Per Share             $  2.20   $  2.00     10.0%

Normalized Earnings Summary  (unaudited)

                                             Quarter Ended
                                          12/31/00    12/31/99   % Change


Reported Net Income                        $ 1,119    $ 1,053        6.3%
  Gain on partner redemption (a)              (292)      --
  Gains from pension settlements (b)          (223)      --
  Loss on Restructurings and
   Asset Impairments(c)                        345       --
  Contract termination payment (d)             125       --
  Gain on E-Plus restructuring (e)            --         --
  Severance accrual (f)                       --         --
  Recognition of foreign investment
    tax credits (g)                           --         --
  Gain on Sale of Honolulu Cellular           --         --
  Foreign currency loss (h)                   --          (47)
Normalized Net Income                      $ 1,074    $ 1,006        6.8%


Reported Diluted Earnings Per Share        $  0.59    $  0.55        7.3%
  Gain on partner redemption (a)             (0.15)      --
  Gains from pension settlements (b)         (0.12)      --
  Loss on Restructurings and
    Asset Impairments(c)                      0.18       --
  Contract termination payment(d)             0.07       --
  Gain on E-Plus restructuring (e)              --       --
  Severance accrual (f)                         --       --
  Recognition of foreign investment
    tax credits (g)                             --       --
  Gain on Sale of Honolulu Cellular             --       --
  Foreign currency loss (h)                     --      (0.02)
Normalized Diluted Earnings Per Share      $  0.57    $  0.53        7.5%


Selected Financial and Operating Data

EBITDA                                       $3,243    $3,038        6.7%
EBITDA margin                                 44.1%     45.3%     -120bps
Normalized return on
  average equity (annualized)                 25.5%     28.7%     -320bps
Normalized return on average
  total capital (annualized)                  16.8%     16.5%      +30bps



                                                    Year Ended
                                              12/31/00   12/31/99  % Change


Reported Net Income                            $ 4,220    $ 3,448     22.4%
  Gain on partner redemption (a)                 (292)         --
  Gains from pension settlements (b)             (223)         --
  Loss on Restructurings and
   Asset Impairments(c)                           345         187
  Contract termination payment (d)                125          --
  Gain on E-Plus restructuring (e)                (68)         --
  Severance accrual (f)                            48          --
  Recognition of foreign investment
    tax credits (g)                                --         (95)
  Gain on Sale of Honolulu Cellular                --         (23)
  Foreign currency loss (h)                        --         308
Normalized Net Income                          $ 4,155    $ 3,825      8.6%


Reported Diluted Earnings Per Share            $  2.23    $  1.80     23.9%
  Gain on partner redemption (a)                 (0.15)        --
  Gains from pension settlements (b)             (0.12)        --
  Loss on Restructurings and
    Asset Impairments(c)                          0.18       0.10
  Contract termination payment(d)                 0.07         --
  Gain on E-Plus restructuring (e)               (0.04)        --
  Severance accrual (f)                           0.03         --
  Recognition of foreign investment
    tax credits (g)                                 --      (0.05)
  Gain on Sale of Honolulu Cellular                 --      (0.01)
  Foreign currency loss (h)                         --       0.16
Normalized Diluted Earnings Per Share          $  2.20    $  2.00     10.0%


Selected Financial and Operating Data

EBITDA                                        $12,587    $11,428     10.1%
EBITDA margin                                   45.6%      45.2%    +40bps
Normalized return on
  average equity (annualized)                   25.6%      26.7%   -110bps
Normalized return on average
  total capital (annualized)                    16.1%      16.0%    +10bps

BellSouth Corporation
Notes to Normalized Financial and Operating Data

Our normalized earnings have been adjusted for the following:

(a) Gain on Partner Redemption - We redeemed AT&T's interest in the AB Cellular partnership through the distribution of the Los Angeles Cellular wireless property. As required by accounting rules, AB Cellular adjusted the carrying value of the LA Cellular assets to fair value immediately prior to the distribution. The amount shown represents our share of the gain recognized by AB Cellular as a result of that adjustment.

(b) Gains from Pension Settlements- During 2000, the number of employees who voluntarily separated and elected to receive lump-sum retirement benefits exceeded thresholds established by generally accepted accounting principles. The amount shown represents the gain recognized in accordance with those guidelines.

(c) Loss on restructurings and asset impairments. For the 2000 periods, the amount represents expense recorded as a result of our previously announced plan to restructure our domestic wireless entertainment business. For 1999, the amount represents the after-tax loss recorded in second quarter 1999 associated with the write-down of equipment that was replaced as we upgraded our U.S. wireless network.

(d) Contract termination payment - BellSouth has settled previously disclosed litigation with a distributor of customer telephone equipment. BellSouth paid $200 million to the distributor for the termination of their existing agreement, and has entered into a new agreement with the distributor.

(e)  Gain  on  E-Plus   Restructuring   -  Represents   income  related  to  the
     restructuring of our ownership interest in German wireless operator E-Plus.

(f) Severance Accrual - Represents expense recorded as a result of our previously announced plan to reduce our domestic workforce.

(g) Recognition of foreign investment tax credits - Represents foreign tax credits generated in prior years.

(h) Foreign currency loss - Represents our share of foreign currency losses recorded during 1999 as a result of the devaluation of the Brazilian Real during January 1999.

In addition to the items discussed above, our consolidated normalized statements of income have been adjusted for the following:

(i) The fourth quarter and year-to-date 2000 periods have been adjusted to include our proportional share of Cingular Wireless' operating results for fourth quarter 2000, net of eliminations for amounts charged between Cingular and other BellSouth companies.

(j) Cingular presents its revenues and expenses from roamer activity on a gross basis. We have conformed our domestic wireless revenues and operational and support expenses for fiscal 2000, fiscal 1999 and fourth quarter 1999 to present roamer revenues and roamer costs on a consistent basis.

(k) During fourth quarter 2000, we adopted a new method of recognizing revenues and expenses derived from installation and activation activities. We did this to comply with new accounting guidance contained in SAB101, which requires that revenues from such activities be deferred and recognized over the estimated life of the relationship with the customer. As required by SAB101, we retroactively adopted the new method effective January 1, 2000. The retroactive adoption decreased our previously reported revenues and expenses equally by $47 for first quarter 2000, $51 for second quarter 2000 and $53 for third quarter 2000. The adoption did not affect our reported earnings for any 2000 period. In order to provide comparable revenue and expense data, we have adjusted the 1999 periods to present the results which would have occurred if SAB101 was adopted on January 1, 1999.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

                                     December 31,  December 31,
                                           2000       1999

Assets
Current Assets:
 Cash and cash equivalents             $  1,036    $  1,287
 Temporary cash investments                  37         105
 Accounts receivable--net of
  allowance for uncollectibles
  of $377 and $312                        5,211       5,177
 Material and supplies                      379         451
 Other current assets                       646         367
   Total Current Assets                   7,309       7,387

Investments and Advances                 11,141       6,097
Property, Plant and Equipment, net       24,157      24,631
Deferred Charges and Other Assets         4,180       1,564
Intangible Assets, net                    4,172       3,774
Total Assets                           $ 50,959    $ 43,453

Liabilities and Shareholders' Equity
Current Liabilities:
  Debt maturing within one year        $  7,569    $  7,653
  Accounts payable                        2,196       1,961
  Other current liabilities               3,539       3,781
    Total Current Liabilities            13,304      13,395

Long-Term Debt                           12,463       9,113

Noncurrent Liabilities:
  Deferred income taxes                   3,580       2,831
  Other noncurrent liabilities            4,700       3,299
    Total Noncurrent Liabilities          8,280       6,130

Shareholders' Equity:
 Common stock, $1 par value               2,020       2,020
 Paid-in capital                          6,740       6,771
 Retained earnings                       14,074      11,456
 Accumulated other comprehensive income    (488)       (358)
 Shares held in trust and treasury       (5,222)     (4,798)
 Guarantee of ESOP debt                    (212)       (276)
   Total Shareholders' Equity            16,912      14,815
Total Liabilities and
  Shareholders' Equity                 $ 50,959    $ 43,453

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Wireline Communications

                                      Quarter Ended
                                    12/31/00  12/31/99  % Change

Operating Revenues
  Local service                      $ 2,811   $ 2,736      2.7%
  Network access                       1,220     1,166      4.6%
  Long distance                          124       147    (15.6%)
  Other wireline                         446       429      4.0%
    Total Operating Revenues           4,601     4,478      2.7%
Operating Expenses
  Operational and support expenses     2,163     2,049      5.6%
  Depreciation and amortization          935       842     11.0%
    Total Operating Expenses           3,098     2,891      7.2%
Operating Income                       1,503     1,587     (5.3%)
Interest Expense                         180       150     20.0%
Other Income, net                         25        --       N/M
Income Before Income Taxes             1,348     1,437     (6.2%)
Provision for Income Taxes               486       521     (6.7%)
  Segment Net Income(1)              $   862   $   916     (5.9%)



Selected Financial and Operating Data

                                       Quarter Ended
                                    12/31/00  12/31/99     % Change
(amounts in millions)
EBITDA                              $  2,438    $  2,429       0.4%
EBITDA margin                          53.0%       54.2%   -120bps
Calling feature revenues            $    547    $    501       9.2%
Access minutes of use                 27,848      27,778       0.3%
Long distance messages                   119         139     (14.4%)
Capital expenditures                $  1,579    $  1,170      35.0%

                                        Year Ended
                                    12/31/00  12/31/99   % Change

Operating Revenues
  Local service                      $11,262   $10,740      4.9%
  Network access                       4,885     4,695      4.0%
  Long distance                          523       608    (14.0%)
  Other wireline                       1,681     1,481     13.5%
    Total Operating Revenues          18,351    17,524      4.7%
Operating Expenses
  Operational and support expenses     8,499     8,303      2.4%
  Depreciation and amortization        3,644     3,393      7.4%
    Total Operating Expenses          12,143    11,696      3.8%
Operating Income                       6,208     5,828      6.5%
Interest Expense                         698       560     24.6%
Other Income, net                         40        18       N/M
Income Before Income Taxes             5,550     5,286      5.0%
Provision for Income Taxes             2,047     1,971      3.9%
  Segment Net Income(1)              $ 3,503   $ 3,315      5.7%



Selected Financial and Operating Data

                                         Year Ended
                                    12/31/00   12/31/99    % Change
(amounts in millions)
EBITDA                              $  9,852    $  9,221       6.8%
EBITDA margin                          53.7%       52.6%   +110bps
Calling feature revenues            $  2,145    $  1,913      12.1%
Access minutes of use                113,913     110,088       3.5%
Long distance messages                   509         644     (21.0%)
Capital expenditures                $  5,285    $  4,638      13.9%



                                              As of
                                    12/31/00        12/31/99        % Change

Equivalent access
 lines in service (thousands):
   Switched access lines              25,908          25,499          1.6%
   Access line equivalents            28,321          17,770         59.4%
Total equivalent access
 lines in service                     54,229          43,269         25.3%
Internet customers (thousands):          956             695         37.6%
ADSL customers (thousands):              215              30          N/M

BellSouth Corporation
Supplemental Operating Data  (in thousands)

Wireline Communications - Network Access Lines In Service(a)

                                             As of
                                       12/31/00  12/31/99        % Change


Access lines (b)
  Residence                              17,135   17,002       0.8%
  Business                                8,525    8,232       3.6%
  Other                                     248      265      (6.4%)
   Total access lines in service         25,908   25,499       1.6%
Access line equivalents(c)
  Selected digital data services:
   DS0  & ADSL                            1,950      706     176.2%
   DS1                                    5,673    4,529      25.3%
   DS3 & higher                          20,698   12,535      65.1%
    Total digital data lines in service  28,321   17,770      59.4%

Total equivalent access lines in service 54,229   43,269      25.3%

(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) We have restated our access line counts to include amounts for Basic Rate ISDN, Primary Rate ISDN and UNE Combos.

(c) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Domestic Wireless

                                    Quarter Ended
                                12/31/00    12/31/99   % Change

Operating revenues (2)(3)         $ 1,224     $   920    33.0%

Segment net income(1)             $    52     $    48     8.3%

Total assets (2)                  $ 8,133     $ 6,097    33.4%


                                     Year Ended
                                12/31/00  12/31/99        % Change

Operating revenues (2)(3)       $ 4,219    $ 3,486        21.0%

Segment net income(1)           $   357    $   234        52.6%


Proportionate Basis(4) - Selected Financial and Operating Data

                                     Quarter Ended
                                  12/31/00   12/31/99  % Change
(amounts in millions,
  except customer data
  in thousands)
Wireless revenues(3)               $ 1,416     $ 1,003       41.2%
Net income(5)                      $    52     $    48        8.3%
Operating cash flow(6)             $   366     $   286       28.0%
Operating cash flow margin(7)        25.8%       28.5%     -270bps
Customer net adds in period
  (excluding ownership changes)        367         198       85.4%
Average monthly revenue
 per customer (3)                  $    53     $    58       (8.6%)

                                      Year Ended
                                  12/31/00   12/31/99     % Change
(amounts in millions,
  except customer data
  in thousands)
Wireless revenues(3)               $ 4,696    $ 3,798        23.6%
Net income(5)                      $   357    $  234         52.6%
Operating cash flow(6)             $ 1,398    $ 1,147        21.9%
Operating cash flow margin(7)        29.8%      30.2%       -40bps
Customer net adds in period
  (excluding ownership changes)      1,176        657        79.0%
Average monthly revenue
 per customer (3)                  $    57    $    56         1.8%



                                           As of
                                  12/31/00     12/31/99    % Change

Customers                            8,337       5,337        56.2%
POPs                                82,170      58,662        40.1%
Property, plant and
 equipment, gross                   $5,625      $4,588        22.6%

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

International Operations(9)

                                     Quarter Ended
                                12/31/00        12/31/99  % Change

Operating revenues                  $747          $589       26.8%

Segment net income (loss)(1)        ($98)         ($43)        N/M

Total assets                      $7,754        $4,869       59.3%

                                       Year Ended
                                12/31/00  12/31/99  % Change

Operating revenues                $2,810    $2,291    22.7%

Segment net income (loss)(1)       ($170)     ($4)     N/M




Proportionate Basis(4) - Selected Financial and Operating Data

                                    Quarter Ended
                                12/31/00     12/31/99     % Change
(amounts in millions,
   except customer
   data in thousands)
Wireless revenues, net (10)    $     869     $     781      11.3%
Net income(5)                  $     (80)    $     (16)      N/M
Operating cash flow (6)        $     247     $     186      32.8%
Operating cash flow margin(7)      28.4%         23.8%    +460bps
Customer net adds in period
  (excluding ownership
  changes)                           561           630     (11.0%)
Average monthly revenue per
  customer(11)                 $      30     $      42     (28.6%)

                                   Year Ended
                              12/31/00     12/31/99        % Change
(amounts in millions,
   except customer
   data in thousands)
Wireless revenues, net (10)   $   3,422    $   2,944        16.2%
Net income(5)                 $    (113)   $      54          N/M
Operating cash flow (6)       $     928    $     779        19.1%
Operating cash flow margin(7)     27.1%        26.5%       +60bps
Customer net adds in period
  (excluding ownership
  changes)                        2,804        2,312        21.3%
Average monthly revenue per
  customer(11)                $      34    $      48       (29.2%)



                                              As of
                                       12/31/00    12/31/99  % Change
Wireless:
        Customers                       9,303         5,856        58.9%
        POPs                          181,086       148,835        21.7%
Penetration rate(8)                      5.1%          4.6%       +50bps
Property, plant and
 equipment, gross                   $   4,496    $   3,579        25.6%

BellSouth Corporation
Supplemental Operating Data - International Customers and POPs by Country (Proportionate Basis(3) in thousands)
                                            Customers As of
Country         Brand                   12/31/00        12/31/99  % Change

Argentina       Movicom BellSouth           967              761    27.1%
                Movicom BellSouth
                  (Interior)                 78                -     N/M
Brazil          BCP (Sao Paulo)             693              574    20.7%
                BCP (Northeast)             354              206    71.8%
                TCO (12)                    241                -     N/M
Chile           BellSouth (Santiago)        562              339    65.8%
                BellSouth (Interior)        129               13     N/M
Colombia        Celumovil BellSouth         567                -     N/M
Ecuador         BellSouth                   201              166    21.1%
Guatemala       BellSouth                     8                -     N/M
Nicaragua       BellSouth                    80               34   135.3%
Panama          BellSouth                    90               53    69.8%
Peru            BellSouth (Lima)            295              286     3.1%
                BellSouth (Interior)         55                7     N/M
Uruguay         Movicom BellSouth            58               53     9.4%
Venezuela       Telcel BellSouth          2,528            1,734    45.8%


     Subtotal Latin America               6,906            4,226    63.4%

Denmark         Sonofon                     377              379    (0.5%)
Germany         e-plus                    1,366              767    78.1%
India           SkyCell                       9                5    80.0%
Israel          Cellcom                     645              479    34.7%

     Subtotal Europe and
         Asia/Pacific                     2,397            1,630    47.1%

Total International                       9,303            5,856    58.9%


                                               POPs As of
Country         Brand                    12/31/00     12/31/99   % Change

Argentina       Movicom BellSouth          8,710         8,710          -
                Movicom BellSouth
                  (Interior)              14,560        14,560          -
Brazil          BCP (Sao Paulo)            8,049         8,049          -
                BCP (Northeast)           12,451        12,451          -
                TCO (12)                   4,734             -        N/M
Chile           BellSouth (Santiago)       7,500         7,500          -
                BellSouth (Interior)       7,600         7,600          -
Colombia        Celumovil BellSouth       27,451             -        N/M
Ecuador         BellSouth                 11,086        11,086          -
Guatemala       BellSouth                  7,140         7,140          -
Nicaragua       BellSouth                  2,581         2,581          -
Panama          BellSouth                  1,223         1,223          -
Peru            BellSouth (Lima)           7,069         7,066        0.0%
                BellSouth (Interior)      17,334        17,327        0.0%
Uruguay         Movicom BellSouth            966           966          -
Venezuela       Telcel BellSouth          18,132        18,133        0.0%


     Subtotal Latin America              156,586       124,392        25.9%

Denmark         Sonofon                    2,465         2,465          -
Germany         e-plus                    18,568        18,545         0.1%
India           SkyCell                    1,348         1,348          -
Israel          Cellcom                    2,119         2,085         1.6%

     Subtotal Europe and Asia/Pacific     24,500        24,443         0.2%

Total International                      181,086       148,835        21.7%

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Advertising and Publishing

                            Quarter Ended
                       12/31/00        12/31/99    % Change

Operating revenues       $761            $730         4.2%
Segment net income(1)    $241            $214        12.6%
Total assets           $1,886          $1,662        13.5%

                             Year Ended
                       12/31/00        12/31/99     % Change

Operating revenues       $2,200          $2,028         8.5%
Segment net income(1)     $637             $556        14.6%



Selected Financial and Operating Data

                             Quarter Ended
                      12/31/00        12/31/99     % Change

EBITDA                   $403            $348         15.8%
EBITDA margin           53.0%           47.7%       +530bps


                           Year Ended
                      12/31/00        12/31/99     % Change

EBITDA                  $1,073         $932           15.1%
EBITDA margin            48.8%        46.0%         +280bps






Other

                           Quarter Ended
                      12/31/00        12/31/99  % Change

Operating revenues        $210          $187       12.3%
Segment net loss(1)       ($45)         ($60)      25.0%
Total assets            $1,554        $1,380       12.6%

                            Year Ended
                      12/31/00        12/31/99   % Change

Operating revenues        $838           $651       28.7%
Segment net loss(1)      ($189)         ($215)      12.1%

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2) For fourth quarter 2000, domestic wireless operating revenues and total assets represent our proportionate share of revenues and assets of Cingular Wireless.

(3) Prior to fourth quarter 2000, we presented wireless service revenues net of costs related to roaming revenues. In addition, our presentation of proportionate wireless service revenues included equipment revenues net of related costs. To present our historical results on a basis consistent with the results reported by Cingular, we have conformed our prior period segment and proportionate information to include both roaming and equipment revenues on a gross basis. Effective fourth quarter 2000, our basis of presentation for domestic wireless results is as follows:

     --Segment and proportionate wireless service revenues include activation fees, access, airtime, roaming (gross), long distance, equipment sales (gross), value added services and other revenue.

     --Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (gross), long distance and value added services.

     --Operating cash flows and operating cash flow margin will continue to be calculated as discussed in notes 6 and 7 below. The reclassification of roaming costs does not impact previously reported operating cash flow amounts, but does decrease operating cash flow margin percentages as a result of the use of higher revenue amounts.

(4) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes. Proportionate basis customers and POPs represent end of period customers and estimated market population, respectively, multiplied by our ownership interest in a licensee operating in that market.

(5)  Net income (loss) represents our  proportionate  interest in the net income
     (loss) of the respective operations and does not include gains (losses) from the sale of properties or development expenses for markets prior to service initiation.

(6) Operating cash flow is defined as operating income plus depreciation and amortization. While it represents our proportionate interest in the operating entities' operating cash flows, it does not necessarily represent cash available to us.

(7) Operating cash flow margin is calculated by dividing operating cash flow by wireless revenues, net.

(8) Penetration rate is calculated by dividing proportionate basis customers by proportionate basis POPs (excludes POPs in markets where service has not been initiated).

(9) Financial and operating data for our international operations are reported one month in arrears.

(10) International wireless revenues, net includes activation fees, access, airtime, roaming (net), long distance, equipment sales, value added services and other revenue.

(11) The calculation of average monthly revenue for our international operations includes activation fees, access, airtime, roaming (net), long distance and value added services.

(12) TCO represents a new investment acquired in May, 2000. This investment is accounted for under the cost method; therefore, it has no impact on operating results.